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Exhibit 4.6

AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT

Dated         , 2005

Among

REFCO INC.,

NEW REFCO GROUP LTD., LLC

AND

THE OTHER PARTIES HERETO

5.10	Bennett Ownership of RGHI	20
5.11	Consent of THL	20
5.12	Stockholder Capacity	20
5.13	Descriptive Headings	20

AMENDED & RESTATED STOCKHOLDERS AGREEMENT

        THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of                        , 2005, by and among (i) Refco Inc., a Delaware corporation ("Refco" or the "Company"), (ii) New Refco Group Ltd., LLC, a Delaware limited liability company ("Refco Group"), (iii) Refco Group Holdings, Inc., a Delaware corporation ("RGHI"), (iv) the Phillip R. Bennett Three Year Annuity Trust (the "Trust"), (v) the Affiliates of Thomas H. Lee Partners, L.P. as identified on the signature pages hereto (each, a "THL Holder" and collectively "THL"), (vi) the Limited Partners or Affiliates of Limited Partners who are parties to this Agreement (each a "THL Limited Partner"), (vii) the management employees of the Company who are identified on the signature pages hereto (the "Management Stockholders") and (viii) the independent directors of the Company signatory hereto. RGHI, the Trust, THL, and the THL Limited Partners are collectively referred to herein as the "Investors." The Investors and each other holder of Common Shares that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Certain capitalized terms used herein are defined in Section 5.1.

        WHEREAS, each of Refco Group and the holders of the Class A Common Units and Class B Common Units of Refco Group (all of whom, either directly or though their successors, is a party to this Agreement) is party to that certain Securityholders Agreement, dated as of August 5, 2004 (the "Original Agreement");

        WHEREAS, Refco intends to undertake a Public Offering (the "Offering") at a time when it is the sole owner of all of the outstanding equity interests in Refco Group, and in connection therewith, as contemplated by Section 3.6 of the Original Agreement, to effect a reorganization whereby all of the membership interests in Refco Group will be contributed or otherwise transferred to the Company, which will issue shares of its Common Stock in the Offering, and Refco Group will become a direct wholly-owned subsidiary of the Company (the "Reorganization");

        WHEREAS, in order to effect the Reorganization (i) Refco, RGHI, the Trust and the Management Stockholders, together with the THL Limited Partners and THL Holders signatory thereto, have entered into that certain Assignment and Contribution Agreement, dated of even date herewith (the "Contribution Agreement"), whereby such Stockholders will contribute their Class A Common Units and Class B Common Units of Refco Group to the Company in exchange for the issuance to such Stockholders of Common Stock of the Company, (ii) each of THL Refco Blocker Corp., THL Refco Blocker Corp. II, and THL Refco Blocker Corp. III (each a "Blocker"), general partners of THL Refco Acquisition Partners, THL Refco Acquisition Partners II and THL Refco Acquisition Partners III, respectively, (each a "THL Refco Partnership" and each a THL Holder under the Original Agreement), will merge with and into the Company, such that Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P. and Thomas H. Lee Equity (Cayman) Fund V, L.P., the sole stockholders of the Blockers, will receive Common Stock of the Company in exchange for the capital stock of the Blockers in the mergers and shall act as successors to the THL Refco Partnerships, and be deemed "THL Holders," under this Agreement and (iii) each of PG Direct Invest No. 10, Inc. and GM-Refco II Corp., each a THL Limited Partner under the Original Agreement, will merge with and into the Company, such that Pearl Holding Limited, Vega Invest (Guernsey) Limited, Partners Group Private Equity Performance Holding Limited, and Credit Suisse Anlagestiftung, the stockholders of PG Direct Invest No. 10, Inc., and GM Capital Partners I, L.P., the sole stockholder of GM-Refco II Corp., will receive Common Stock of the Company in exchange for the capital stock of PG Direct Invest No. 10, Inc. and GM-Refco II Corp., respectively, and such entities shall act as the successors to PG Direct Invest No. 10, Inc. and GM-Refco II Corp., respectively, and be deemed "THL Limited Partners," under this Agreement; and

        WHEREAS, the parties to the Original Agreement (or the successors to such entities, as set forth above) desire to amend and restate the Original Agreement as set forth in this Agreement to (i) effect the termination of certain provisions of the Original Agreement; (ii) clarify the Company's position as the successor to Refco Group contemplated by the Original Agreement; and (iii) set forth certain other agreements of the parties hereto with respect to the Offering and the rights, duties and obligations of the parties hereto as stockholders of the Company following the Offering.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENTS

        1.1    Election of Directors.

          (a)    Size and Composition of the Board.    Each of RGHI, the Trust and the THL Holders hereby agrees that such Stockholder will vote, cause to be voted, or execute written consents with respect to, all voting securities of the Company over which such Stockholder has the power to vote, direct the voting, or execute written consents, and will take all other necessary or desirable actions within such Stockholder's control to cause to be continued in office, the following individuals:

            (i)    two (2) directors nominated by RGHI (the "RGHI Directors") one of whom shall be Bennett so long as he is willing and able to so serve; provided, however, that, other than Bennett, the RGHI Directors shall not include Persons who were direct or indirect owners of Refco Group Ltd., LLC, prior to the date of the Original Agreement;

            (ii)   three (3) directors nominated by one or more of the THL Holders or their designees (with the Company to be notified of such nomination) (the "THL Directors"); and

            (iii)  one (1) director nominated by RGHI and THL, who shall not be an employee of the Company or any Subsidiary, nor be an Affiliate of THL, and who shall be reasonably acceptable to the THL Holders and RGHI (the "Independent Director").

          (b)    Number of Votes.    At each meeting of the Company's Board (or any committee thereof) at which a quorum is present, each director shall be entitled to one vote on each matter to be voted on at such meeting.

          (c)    Resignation and Removal.    If at any time any director ceases to serve on the Board (whether due to resignation, removal or otherwise), RGHI or the THL Holders, as applicable, shall nominate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each of RGHI, the Trust and the THL Holders, as applicable, agrees to vote, cause to be voted, or execute written consent(s) with respect to all voting securities of the Company over which such Stockholder has the power to vote direct the voting, or execute written consents, and shall take all such other actions as shall be necessary or desirable, to cause the nominated successor to be elected to fill such vacancy.

          (d)    Removal for Cause.    Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company may have to remove any director for cause under applicable law, the Certificate of Incorporation or the Bylaws. No such removal of an individual nominated pursuant to this Section 1.1 for cause shall affect any of the rights of RGHI or the THL Holders to nominate a different individual pursuant to this Section 1.1 to fill the position from which such individual was removed.

          (e)    Committees of the Board.    The Board shall establish an audit committee, compensation committee and nominating committee and such other committees as the Board from time to time may determine. Subject to its fiduciary duties under applicable law, the Board in good faith shall attempt to provide that each committee shall include reasonable representation from the various constituencies represented on the Board.

          (f)    Transfer by THL Holders.    In the event the THL Holders shall Transfer any of their Common Shares to a third party, THL shall have the right, if it so elects, to permit such Transferee thereafter to have the right to nominate such number of directors (who theretofore were THL Directors) as is determined by THL and that is reasonably proportionate to the Common Shares transferred to such Transferee; provided, however, that any such Transferee shall execute and agree to be bound by and subject to the provisions of this Agreement.

        1.2    Effective Period.    The provisions of this Article I shall terminate and cease to be effective upon such time as the Company ceases to be a Controlled Company.

ARTICLE II

TRANSFERS OF SECURITIES

        2.1    Rights of Co-Sale.

          (a)    Tag-Along Rights.    Prior to making any Transfer of Common Stock, any Investor proposing to make such a Transfer (a "Selling Holder") shall give at least fifteen (15) days prior written notice to each Investor (each an "Other Holder") and the Company, which notice (the "Sale Notice") shall identify the shares of Common Stock that are proposed to be sold (the "Co-Sale Offered Securities"), and describe in reasonable detail the terms and conditions of such proposed Transfer and identify each prospective Transferee. Any of the Other Holders may, within ten (10) days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the shares of Common Stock such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Common Shares pursuant to this Section 2.1(a) in connection with a Transfer of Co-Sale Offered Securities, to sell its proportionate amount (based on the respective Pro Rata Amounts of the Selling Holder and each Other Holder exercising tag-along rights under this Section 2.1(a)) of the Common Stock proposed to be sold by the Selling Holder and (2) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Co-Sale Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which shall be proportionate based on the value of shares of Common Stock that are Transferred but shall not exceed the amount of proceeds received in connection with such Transfer) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Investor, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each participating Other Holder will bear its or his pro-rata share (based upon the relative amount of shares of Common Stock sold) of all reasonable and customary costs of the sale of Common Stock pursuant to this Section 2.1(a) to the extent such costs are not otherwise paid by the Transferee.

          If none of the Other Holders gives the Selling Holder a Tag-Along Notice prior to the expiration of the 10-day period for giving Tag-Along Notices with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 2.1(a)) the Selling Holder may Transfer such Co-Sale Offered Securities on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within 180 days after expiration of the 10-day period for giving Tag-Along Notices with respect to such Transfer. Any such Co-Sale Offered Securities not Transferred by the

  Selling Holder during such 180-day period will again be subject to the provisions of this Section 2.1(a) upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all commercially reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of such Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Co-Sale Offered Securities, and no Selling Holder shall transfer any of its Common Stock to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of such Other Holders.

          (b)    Excluded Transfers.    The rights and restrictions contained in Section 2.1(a) shall not apply with respect to any Exempt Transfer or any Transfer of Common Stock in a Public Sale.

          (c)    Excluded Securities.    No Common Shares that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Section 2.1(a) ("Excluded Securities") shall be subject again to the restrictions set forth in Section 2.1(a), nor shall any Investor holding Excluded Securities be entitled to exercise any rights as any Other Holder under Section 2.1(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such holders in a Transfer subject to Section 2.1(a) .

          (d)    Survival.    The rights and restrictions contained in Section 2.1(a) shall survive until the third anniversary of the consummation of the Offering, at which point such rights and restrictions shall terminate in their entirety.

          (e)    Rule 144 Sales.    If any Investor proposes to Transfer any Common Stock in a Rule 144 Sale, such Investor shall give written notice of such proposed Transfer to RGHI (unless RGHI or the Trust is proposing to make such Transfer) and THL (unless any THL Holder is proposing to make such Transfer) at least five (5) business days prior to the Transfer.

        2.2    Securities Act Compliance.    No Common Stock may be Transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act) unless such Stockholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

        2.3    Transfers in Violation of Agreement.    Any Transfer or attempted Transfer of any Common Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Common Stock as the owner of such Common Stock for any purpose.

ARTICLE III

REGISTRATION RIGHTS

        3.1    Demand Registrations.

          (a)    Requests for Registration.    Subject to the provisions of this Article III, the holders of a majority of THL Securities that constitute Registrable Securities shall have the right from the date that is 180 days following the consummation of the first Public Offering (the "THL Demand Right") to request registration under the Securities Act of all or any portion of the Registrable Securities held by the THL Holders and the THL Limited Partners (the "Requesting THL Holders") by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the "Registration Request"). Subject to the provisions of this Article III, from and following the initial exercise by the Requesting THL Holders of a THL Demand Right, RGHI shall have the right (the "RGHI Demand Right") to request registration under the Securities Act of all or any portion of the Registrable Securities held by RGHI or the Trust by delivering a Registration Request to the principal business office of the Company. Subject to the restrictions set forth in Section 3.1(d), the Company will give prompt written notice of any Registration Request (the "Registration Notice") to all other holders of Registrable Securities and will thereupon use its commercially reasonable efforts to effect the registration (a "Demand Registration") under the Securities Act on any form available to the Company of:

            (i)    the Registrable Securities requested to be registered by the Requesting THL Holders or RGHI, as applicable; and

            (ii)   all other Registrable Securities of the same type and class which the Company has received a written request to register within 30 days after the Registration Notice is given and any securities of the Company proposed to be included in such registration by the Company for its own account.

          (b)    Preservation of Demand Registration.    A registration undertaken by the Company at the request of the Requesting THL Holders or RGHI, as applicable, will not count as a Demand Registration:

            (i)    if, pursuant to the THL Demand Right or the RGHI Demand Right, as applicable, the Requesting THL Holders or RGHI and the Trust, as applicable, fail to register and sell at least 75% of the Registrable Securities requested to be included in such registration by them, unless such failure results from any act of, or failure to act by, any of the Requesting THL Holders, RGHI or the Trust, as applicable (provided that if the Requesting THL Holders, or RGHI, as applicable, withdraw their Registration Request prior to the time the registration statement therefor is declared effective and pay all expenses in connection with such Registration Request, then such Registration Request shall not count as a Demand Registration); or

            (ii)   if the Requesting THL Holders or RGHI, as applicable, withdraw a Registration Request upon the determination of the Board to postpone the filing or effectiveness of a Registration Statement pursuant to Section 3.1(d).

          (c)    Priority on Demand Registration.    If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following priority:

            (i)    first, the greatest number of Registrable Securities proposed to be registered by the holders thereof, ratably among the holders of Registrable Securities based on the respective amounts of Registrable Securities requested to be registered by each such holder;

            (ii)   second, after all Registrable Securities that the holders thereof propose to register have been included, securities proposed to be registered by the Company for its own account, which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof; and

            (iii)  third, after all of the securities described in clause (ii) above have been included, any other securities the Company wishes to include in such registration.

          (d)   Restrictions on Demand Registrations.    Except as otherwise provided in this Section 3.1(d), the Company shall be obligated to effect six Demand Registrations pursuant to a THL Demand Right and two Demand Registrations pursuant to a RGHI Demand Right. Any Demand Registration requested must be for a firmly underwritten public offering of Registrable Securities with an expected value of at least $25 million to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting THL Holders or RGHI, as applicable, and reasonably acceptable to the Company. If, after a request is made, the Company has determined in good faith that the filing of a registration request would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential relating to a pending transaction, the Company shall not be obligated to effect the registration until the earlier of (A) the date upon which such material information is disclosed to the public or is no longer material or (B) 120 days after the Company first makes such good faith determination. If the Company shall furnish to the Requesting THL Holders or RGHI, as applicable, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, the filing of a registration statement in connection with such Demand Registration would be seriously detrimental to the Company and its stockholders and that it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after receipt of the Registration Request by the Requesting THL Holders or RGHI, as applicable; provided, however, that the Company may not utilize this right more than once with respect to a THL Demand Right or RGHI Demand Right, as applicable.

          (e)   Stock Splits.    In connection with any Demand Registration pursuant to this Section 3.1, each party to this Agreement will vote, cause to be voted, or execute written consents with respect to, all securities of the Company over which it has the power to vote, direct the voting, or execute written consents, to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

        3.2    Incidental Registration.

          (a)   Requests for Incidental Registration.    If at any time the Company proposes to register any shares of Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including, without limitation, registrations pursuant to Section 3.1(a), whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least 30 days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder's rights under this Section 3.2. Upon the written request of any holder of Registrable Securities made within 20 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its commercially reasonable efforts to effect the registration (an "Incidental Registration") under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 3.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith) and (b) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 3.2 during the period that the registration of such other securities is delayed.

          (b)   Priority on Incidental Registration.    If the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities requested to be included in such registration in the following order of priority:

            (i)    first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

            (ii)   second, after all securities that the Company proposes to register for its own account that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities based on the respective amounts of Registrable Securities requested to be registered by each such holder.

          (c)   Upon delivering a request under this Section 3.2, a Stockholder (excluding THL Holders and THL Limited Partners and RGHI and its Affiliates) will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and one of the THL Directors with respect to such Stockholder's Common Stock to be registered pursuant to this Section 3.2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein (who shall be reasonably satisfactory to one of the THL Directors) a certificate or certificates representing such Common Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Stockholder's behalf with respect to the matters specified therein. Such Stockholder also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 3.2.

        3.3    Holdback Agreements.

          (a)   Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Stockholder has registration rights pursuant to this Article III by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Registrable Securities).

          (b)   The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 1% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

        3.4    Registration Procedures.    In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a)   Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective;

          (b)   Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

          (c)   Notify the selling holders of Registrable Securities promptly (but in any event within 2 business days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including, without limitation, any underwriting agreement) contemplated by Section 3.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d)   Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

          (e)   Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

          (f)    Prior to any public offering of Registrable Securities, to use its commercially reasonable efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

          (g)   Upon the occurrence of any event contemplated by Section 3.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h)   Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters, (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 3.6 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (i)    Comply with all applicable rules and regulations of the SEC and make generally available to its Stockholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

          (j)    (i) Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its commercially reasonable efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. ("NASD").

        The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(c)(ii), 3.4(c)(iv) or 3.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by this Section 3.4, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

        3.5    Registration Expenses.    Subject to Section 3.1(b)(i), all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 3.4(h), (v) underwriters' fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer directors or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) internal expenses of the Company, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (x) the fees and expenses of any Person, including without limitation special experts, retained by the Company. In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

        3.6    Indemnification; Contribution.

          (a)   Indemnification by the Company.    The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including, without limitation, reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 3.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

          (b)   Indemnification by Holders.    In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

          (c)   Conduct of Indemnification Proceedings.    Any Indemnified Party entitled to indemnification herein shall give prompt notice to the party or parties from which such indemnity is sought (the "Indemnifying Parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Parties agree to pay such fees and expenses; (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or Parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or Parties and the Indemnifying Parties or an Affiliate of the Indemnifying Parties or such Indemnified Parties, and there may be one or more defenses available to such Indemnified Party or Parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or Parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying

  Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties. Whether or not such defense is assumed by the Indemnifying Parties, such Indemnifying Parties or Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying Parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the Indemnified Party or Parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

          (d)   Contribution.    If the indemnification provided for in this Section 3.6 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 3.6 would otherwise apply by its terms, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including, without limitation, any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 3.6(a) or 3.6(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.6(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.6(d). Notwithstanding the provisions of this Section 3.6(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        3.7    Rule 144.    At all times after the Company or any successor entity effects its first Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any holder of

Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

        3.8    Underwritten Registrations.    No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        3.9    No Inconsistent Agreements.    The Company has not and will not, enter into any agreement with respect to the Company's securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article III or otherwise conflicts with the provisions hereof.

ARTICLE IV

AMENDMENT AND TERMINATION

        4.1    Amendment and Waiver.    Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by each of the Company, the THL Holders holding a majority of the Common Shares held by all THL Holders, and RGHI. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        4.2    Termination of Agreement.    This Agreement will terminate in respect of all Stockholders (a) with the written consent of the Company, the THL Holders holding a majority of the Common Shares held by all THL Holders, and RGHI or (b) upon the dissolution, liquidation or winding-up of the Company. The termination of this Agreement will not affect any indemnification or contribution obligations under Section 3.6, which shall survive such termination.

        4.3    Termination as to a Party.    Any Person who ceases to hold any Common Stock shall cease to be a Stockholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution rights or obligations under Section 3.6, which shall survive).

ARTICLE V

MISCELLANEOUS

        5.1    Certain Defined Terms.    As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

        "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

        "Agreement" has the meaning given to such term in the preamble hereto.

        "Bennett" means Phillip R. Bennett.

        "Blocker(s)" has the meaning given such term in the recitals hereto.

        "Board" means the Board of Directors of the Company.

        "Bylaws" means the Amended and Restated Bylaws of the Company.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company.

        "Common Shares" means the shares of Common Stock of the Company.

        "Common Stock" means the common stock, par value $0.001 per share, of the Company.

        "Company" has the meaning given to such term in the preamble.

        "Contribution Agreement" has the meaning given such term in the recitals hereto.

        "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

        "Controlled Company" means a "controlled company" as defined from time to time under the corporate governance standards of the NYSE.

        "Co-Sale Offered Securities" has the meaning given such term in Section 2.1(a).

        "Custody Agreement and Power of Attorney" has the meaning given to such term in Section 3.2(c).

        "Demand Registration" has the meaning given to such term in Section 3.1(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Securities" has the meaning set forth in Section 2.1(c).

        "Exempt Transfer" means a Transfer of Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 2.1, (b) upon the death of the holder pursuant to the applicable laws of descent and distribution, (c) solely to or among such Person's Family Group (so long as the individual effecting such Transfer maintains control over the voting and disposition of such Common Stock), (d) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including, without limitation, any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company or Refco Group, (e) to or among the partners or members of THL and the partners (including, without limitation, any Limited Partner or Affiliate of any Limited Partner), securityholders and employees of such partners, (f) by New York State Retirement Co-Investment Fund L.P. to New York State Common Retirement Fund (provided that THL maintains voting control over such Common Stock) or (g) to an Affiliate of the holder effecting such Transfer (provided, that the Affiliate to which such Transfer is made at all times thereafter during the term of this Agreement remains an Affiliate of the holder effecting such Transfer).

        "Family Group" means, with respect to any individual, such individual's spouse, parents, siblings and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's parents, siblings and descendants.

        "Incidental Registration" has the meaning given such term in Section 3.2(a).

        "Indemnified Party" has the meaning given such term in Section 3.6(a).

        "Indemnifying Party" shall have the meaning given such term in Section 3.6(c).

        "Independent Directors" has the meaning given such term in Section 1.1(a)(iii).

        "Investors" has the meaning given to such term in the preamble.

        "Limited Partner" means a direct or indirect limited partner of THL.

        "Losses" has the meaning given such term in Section 3.6(a).

        "Management Stockholders" has the meaning given such term in the preamble, hereto.

        "NASD" has the meaning given such term in Section 3.4(j).

        "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

        "NYSE" means The New York Stock Exchange.

        "Offering" has the meaning given such term in the recitals.

        "Original Agreement" has the meaning given such term in the recitals.

        "Other Holder" has the meaning given such term in Section 2.1(a).

        "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

        "Proceeding" has the meaning given such term in Section 3.6(c).

        "Pro Rata Amount" or "Pro Rata" means, with respect to any Investor, the quotient obtained by dividing (i) the number of Common Shares held by such Investor by (ii) the aggregate number of Common Shares held by all Investors.

        "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

        "Public Sale" means a sale of Common Stock pursuant to a Public Offering or a Rule 144 Sale or its equivalent.

        "Refco" has the meaning given such term in the preamble.

        "Refco Group" has the meaning given such term in the preamble.

        "Registrable Securities" means any Common Stock held by a Stockholder that are of the same type and class as the THL Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale, (ii) unless THL otherwise elects, have been distributed to Limited Partners or (iii) otherwise Transferred and new certificates not bearing the legend set forth in Section 4.2(b) hereof shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected.

        "Registration Expenses" means all amounts payable by the Company pursuant to Section 3.5.

        "Registration Notice" has the meaning given such term in Section 3.1(a).

        "Registration Request" has the meaning given such term in Section 3.1(a).

        "Registration Statement" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        "Reorganization" has the meaning given such term in the recitals hereto.

        "Requesting THL Holder(s)" has the meaning given such term in Section 3.1(a).

        "RGHI" has the meaning given such term in the preamble, hereto.

        "RGHI Demand Right" has the meaning given such term in Section 3.1(a).

        "RGHI Directors" has the meaning given such term in Section 1.1(a)(i).

        "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

        "Rule 144 Sale" means a sale of Common Stock to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act (or any successor rule or regulation).

        "Sale Notice" has the meaning given such term in Section 2.1(a).

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Selling Holder" has the meaning given such term in Section 2.1(a).

        "Stockholder(s)" has the meaning given such term in the preamble.

        "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

        "Tag-Along Notice" has the meaning given such term in Section 2.1(a).

        "THL" has the meaning given such term in the preamble.

        "THL Demand Right" has the meaning given such term in Section 3.1(a).

        "THL Directors" has the meaning given such term in Section 1.1(a)(ii).

        "THL Limited Partner" has the meaning given such term in the preamble.

        "THL Holder" has the meaning given such term in the preamble hereto.

        "THL Refco Partnership" has the meaning given such term in the recitals hereto.

        "THL Securities" means Common Shares held by THL as of the date on which the Offering is consummated.

        "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

        "Transferee" means any Person to whom a Stockholder shall Transfer Common Shares.

        "Trust" has the meaning given such term in the preamble hereto.

        5.2    Legends.

          (a)   Stockholders Agreement.    Each certificate or instrument evidencing Common Shares and each certificate or instrument issued in exchange for or upon the Transfer of any such Common

  Shares (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE SECURITIES UNDER A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (THE "STOCKHOLDERS AGREEMENT") DATED AS OF [            ], 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS SUCH MAY BE AMENDED FROM TIME TO TIME AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b)   Restricted Securities.    Each instrument or certificate evidencing Common Shares and each instrument or certificate issued in exchange or upon the Transfer of any Common Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

          (c)   Removal of Legends.    Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Common Shares, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

        5.3    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        5.4    Entire Agreement.    Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

        5.5    Assignment; Third Party Beneficiaries.    Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as expressly contemplated by this Agreement.

        5.6    Counterparts.    This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

        5.7    Remedies.    The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

        5.8    Notices.    Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party; provided, however, that any notice to be given to THL shall be deemed delivered if such notice is delivered to Thomas H. Lee Partners, L.P. at the address indicated below (with a copy to Weil, Gotshal & Manges LLP at the address indicated below). Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed), when delivered personally, 5 days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

Refco Inc. One World Financial Center 200 Liberty Street New York City, NY 10281
Attention:	Chief Executive Officer
Facsimile:	(212) 693-7686
with copies to:
Thomas H. Lee Partners, L.P. 100 Federal Street Boston, MA 02110
Attention:	Scott A. Schoen Scott Jaeckel George Taylor
Facsimile:	(617) 227-3514
and
Weil, Gotshal & Manges LLP 100 Federal Street Boston, MA 02110
Attention:	James Westra, Esq.
Facsimile:	(617) 772-8333

        5.9    Governing Law.    All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in Wilmington, Delaware over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any such party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

        5.10    Bennett Ownership of RGHI.    Effective as of the date of this Agreement, Bennett is the sole owner of RGHI. Bennett hereby covenants and agrees that, during the term of this Agreement, he at all times will continue to directly own, of record and beneficially, all of the outstanding capital stock of RGHI, that he will not pledge or otherwise permit his shares of the capital stock of RGHI to be encumbered in any manner and that he will not grant any proxy or otherwise transfer voting power or economic rights of ownership or enter into any voting agreement with respect to capital stock of RGHI; provided, however, that Bennett shall be permitted to transfer shares of capital stock of RGHI to members of his Family Group so long as he continues to maintain Control of RGHI in his individual capacity. Bennett covenants and agrees to cause RGHI to comply with the provisions of this Agreement.

        5.11    Consent of THL.    Unless otherwise specifically provided in this Agreement, to the extent the consent of THL is required with respect to any provision of this Agreement (including, without limitation, with respect to the any designation or removal of the Independent Director to be designated by RGHI and THL, as contemplated in Section 1.1(a)(iii)), consent shall be deemed given so long as written consent is granted by Thomas H. Lee Equity Fund V, L.P. or Thomas H. Lee Partners, L.P.

        5.12    Stockholder Capacity.    No person executing this agreement who is or becomes a director of the Company makes any agreement or understanding herein in his capacity as such a director. Each Stockholder signs this Agreement solely in his, her or its capacity as the beneficial and record owner of such Stockholder's shares of Common Stock.

        5.13    Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:
REFCO INC.
By:

Name:
Title:
REFCO GROUP:
NEW REFCO GROUP LTD., LLC
By:

Name:
Title:

RGHI:
REFCO GROUP HOLDINGS, INC.
By:

Name:
Title:
TRUST:
PHILLIP R. BENNETT THREE YEAR ANNUITY TRUST
By:

Phillip R. Bennett
Trustee
BENNETT:
PHILLIP R. BENNETT, for the purposes set forth in Section 5.10 and in his capacity as a Management Stockholder

THL HOLDERS:
THOMAS H. LEE EQUITY FUND V, L.P.
By:	THL Equity Advisors V, LLC
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:

Name:	Scott Schoen
Title:	Managing Director

THOMAS H. LEE PARALLEL FUND V, L.P.
By:	THL Equity Advisors V, LLC
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:

Name:	Scott Schoen
Title:	Managing Director

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.
By:	THL Equity Advisors V, LLC
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:

Name:	Scott Schoen
Title:	Managing Director

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
By:	THL Investment Management Corp., its General Partner
By:

Name:

Title:

U.S. BANK N.A., as trustee under the 1997 Thomas H. Lee Nominee Trust
By:

Name:

Title:

THL LIMITED PARTNERS
GM CAPITAL PARTNERS I, L.P.
By:	GM Partners I, LLC with respect to its series, GM Capital Partners I
By:	General Motors Investment Management Corporation, as Managing Member
By:

Name:

Title:

JPMORGAN CHASE BANK, as Trustee for First Plaza Group Trust, solely with respect to Pools PMI-111 and PMI-112
By:	J.P. Morgan Chase Bank, as Trustee
By:

Name:

Title:

PEARL HOLDING LIMITED
By:

Name:

Title:

VEGA INVEST (GUERNSEY) LIMITED
By:

Name:

Title:

PARTNERS GROUP PRIVATE EQUITY PERFORMANCE HOLDING LIMITED
By:

Name:

Title:

CREDIT SUISSE ANLAGESTIFTUNG
By:

Name:

Title:

NEW YORK STATE RETIREMENT CO-INVESTMENT FUND L.P.
By:

Name:

Title:

CSFB FUND CO-INVESTMENT PROGRAM, L.P.
By:	DLJ Fund Partners, L.P., its General Partner
By:	DLJMB Fund, Inc., its General Partner
By:

Name:

Title:

AUDA REFCO LTD.
By:

David S. Andryc Director

By:

Stephen B. Wesson Director

AUDA PARTNERS, L.P.
By:	Auda Partners LLC, its General Partner
By:	Auda Private Equity LLC, its Managing Member
By:

David S. Andryc Authorized Signatory

By:

Robert J. Kirby Authorized Signatory

PUTNAM INVESTMENT HOLDINGS, LLC
By:	Putnam Investments, LLC, its managing member
By:

Name:

Title:

PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY I, LLC
By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member
By:

Name:

Title:

PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY II, LLC
By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member
By:

Name:

Title:

MANAGEMENT STOCKHOLDERS
Santo C. Maggio

Joseph Murphy

William Sexton

Dennis Klejna

Phillip Bennett

Stephen Grady

Gerald M. Sherer

Joe Mazurek

Tan Hup Thye

Mark Slade

Mike Mallahan

Peter McCarthy

Steve Dispenza

Vera Kraker

Mark Sachs

Tom Mitchell

Gavin Prentice

Ang Peng Leong

INDEPENDENT DIRECTORS
Ronald O'Kelley

Nathan Gantcher

Leo R. Breitman

QuickLinks

  Exhibit 4.6
TABLE OF CONTENTS
AMENDED & RESTATED STOCKHOLDERS AGREEMENT
ARTICLE I VOTING AGREEMENTS
ARTICLE II TRANSFERS OF SECURITIES
ARTICLE III REGISTRATION RIGHTS
ARTICLE IV AMENDMENT AND TERMINATION
ARTICLE V MISCELLANEOUS